UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey		07901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Organizational Changes

On May 22, 2014, Celgene Corporation (the “Company”) issued a press release announcing certain senior management organizational changes that will go into effect on August 1, 2014 as follows:

•	Mark J. Alles is promoted to President and Chief Operating Officer.

•	Jacqualyn A. Fouse, PhD, is promoted to President Hematology & Oncology.

•	Scott Smith is promoted to President Inflammation & Immunology.

•	Peter N. Kellogg will join the Company as Executive Vice President, Chief Financial Officer.

A copy of the press release is attached hereto as Exhibit 99.1.

Appointment of New Chief Financial Officer

Peter N. Kellogg will join the Company as Executive Vice President on July 1, 2014 and will become Chief Financial Officer on August 1, 2014. Peter will be responsible for core financial functions including Investor Relations, Corporate Strategy, Business Development and Alliance Management. He will report to Robert J. Hugin, the Company’s Chief Executive Officer.

Prior to this appointment, Peter was Chief Financial Officer and Executive Vice President of Merck & Co. Inc. since August 2007. From 2000 to 2007, Peter served as Chief Financial Officer and Executive Vice President of Finance (since 2003) at Biogen Idec Inc. and the former Biogen, Inc. Before that, he served as Senior Vice President, PepsiCo E-Commerce at PepsiCo Inc. from March to July 2000 and as Senior Vice President and Chief Financial Officer, Frito-Lay International, from March 1998 to March 2000. From 1987 to 1998, he served in a variety of senior financial, international and general management positions at PepsiCo and the Pepsi-Cola International, Pepsi-Cola North America, and Frito-Lay International divisions. Prior to joining PepsiCo, Peter was a senior consultant with Arthur Andersen & Co. and Booz Allen & Hamilton. Since March 2007, Peter has been a Director of Metabolix, Inc., a public bioscience and engineering company focused on providing sustainable solutions to the plastics and chemicals industries. He also serves as an advisory board member to Theodent, LLC, an oral care products company. He received a B.S.E. from Princeton University in 1978 and an M.B.A. from The Wharton School in 1982. Peter brings a wealth of experience in finance, biotechnology and leadership that will be a valuable asset and resource to the Company.

In connection with his appointment, the Company entered into an offer letter agreement with Mr. Kellogg (the “Offer Letter”), providing for the terms of his employment, including annual base salary, participation in the Company’s Management Incentive Plan and Long Term Incentive Plan, a one-time grant of options and restricted stock units, ongoing eligibility to participate in the Company’s annual equity award program and its Deferred Compensation Plan, and severance in the event of termination by the Company without cause. Reference is made to the copy of the Offer Letter that is included in this Report as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

Exhibit 99.1 – Press Release dated May 22, 2014

Exhibit 99.2 – Employment offer letter agreement between Celgene Corporation and Peter N. Kellogg, dated May 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: May 22, 2014
By: /s/ Robert J. Hugin
Name: Robert J. Hugin
Title: Chairman and Chief Executive Officer